EXHIBIT 10.40

English translation of Agreement dated June 3, 2008 by and between Beijing Liang

Fang Pharmaceutical Co., Ltd., a Chinese limited liability company,

and Cha You Qian Qi Economy Commission.

Agreement

Party A: Cha You Qian Qi Economy Commission

Party B: Liang Fang Pharmaceuticals Limited Liability Corporation

Party B has the intention that they want to make the investment to construct pharmaceuticals industrial garden in party A’s Cha Ha Er industrial garden district and manufacture and sell pharmaceuticals (raw material, mass liquids, Chinese medicine extracting, small water needle, medicinal corn starch and solid preparation etc.), health products, cosmetics etc.. Based on both parties’ equal discussion, both parties agree to sign the following agreement:

I.         Based on the inspecting and reasoning of party B, party B decides to establish and register Liang Fang Pharmaceuticals (Inner Mongolia) Limited Liability Corporation in party A’s Cha Ha Er industrial garden district. The total investment is 500 million RMB. The purpose of the investment is to develop and construct pharmaceuticals, health products, cosmetics and advanced process for corn project. Funding will be paid by installment: first period: 180 million RMB, second period: 120 million RMB, third period: 200 million RMB.

II.        According to the party B’s project plan, Party A will provide party B 600 MU land for the purpose of construction and 400 MU land for the purpose of reservation. The fee for land sale and licensure (all included) is 0.18 million RMB/MU. The land is located on the north of Cha Ha Er Industrial Garden District You Yi Road and on the west of Cha Ha Er Road. Please read the attachment for the detail of location.

III.       Party B’s project must meet the Cha Ha Er industrial garden district’s general plan requirement. The project will be implemented after party A oversee and finish the process of environment protection review and institute the project.

IV.       Party B can construct self-reserved water source project to meet the water demand of the project. Party A will not impose fee for water resource, waste and other relative supplies for 30 years. Party A will give party B specific benefit for land use tax for 5 years based on the situation of party B’s project progress since party B begins normal manufacture. After 5 year, the land use tax will be implemented and the tax rate will be based on local relative favorable policies.

V.        Party A will provide and construct temporary electrical supplies and 10,000 volt electrical power in party B’s project district. If possible, the electrical power will be constructed according to two-circuit style in party B’s project district. The needed heating of the project will be provided by the industrial garden district utility company or solved by party B itself. The waste of party B must meet the normal waste standard and drain the waste to industrial garden district drainage.

VI.       After the project is completed and party B begins production, the local reserved portion of imposed corporation income tax will fully return to party B in the first 8-year period by local finance department as an award. The half of local reserved portion of imposed corporation income tax will return to party B in the second 8-year period by local finance department as an award. The imposed high level managements’ individual income tax in the first 8-year period will be fully returned by local finance department as an award.

VII.      In the construction period, all fees which concern local government’s administration will be imposed according to the minimal standard of relative rules of P.R.C. government and municipality.

VIII.    Party B must begin the project construction in 90 business days since the agreement is signed by both parties. The first project construction period is 12-18 months. If party B can not begin the project construction in promised period, party A has the right to restore the land which has sold to party B for free and party B will be responsible for the resulted loss.

IX.       Party B can not change the land use intention without party A’s permission. Otherwise, party A has the right to restore or dispose the land which has sold to party B.

X.        Party A makes the promise that party B will not only enjoy P.R.C. west development favorable policies but also enjoy municipality, Wu Lan Cha Bu city and Cha You Qian Qi relative various supporting policies. Party A must provide cooperation and give prior consideration to party B when party B is striving to apply for various specific supporting funds.

XI.       Party A will put the project in the list of Important Attract Investment Projects. The relative departments of party A will coordinate to resolve those problems that concern industry and business, fire extinguishment, environment protection, electrical power etc. Party A promises to provide relative various services to party B if it is party A’s responsibility to provide these kinds of services to party B during party B’s project construction period.

XII.      There are four originals of the agreement. Each party holds two originals. Both parties will negotiate those things that are not included in the agreement. Furthermore, both parties can sign addendum (if possible). The signed addendum and the agreement are equally valid. The agreement will be put into effect after both parties signed it.

Party A: (name and seal) Cha You Qian Qi Economy Commission

Agent of party A: (signature) Li Yue You

Party B: (name and seal) Liang Fang Pharmaceuticals Limited Liability Corporation

Agent of party B: (signature) Zhong Yi Liu

The date on which both parties signed the contract: 06/03/2008